EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Prosperity Bancshares, Inc. on Form S-1 of our report dated January 23, 1998 (except for Note 23 as to which the date is September 10, 1998), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
September 11, 1998